Exhibit 99.1

Ventas Reports 2022 Third Quarter Results

CHICAGO--(BUSINESS WIRE)--November 3, 2022--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the third quarter ended September 30, 2022.

Third Quarter 2022 Highlights

  Net Income Attributable to Common Stockholders (“Attributable Net Income (Loss)”) per share of $0.00
  Normalized Funds from Operations* (“Normalized FFO”) per share of $0.76, inclusive of the benefit of approximately $20 million or $0.05 per share of HHS grants received during the quarter and included in initial third quarter guidance
  Total Company year-over-year same-store cash Net Operating Income* (“NOI”) growth of 4.8%, at the high end of the guidance range
  Senior Housing Operating Portfolio (“SHOP”) segment year-over-year same-store cash NOI* growth of 13%, above the midpoint of the guidance range, driven by same-store revenue growth of approximately 9%; SHOP segment cash NOI growth excludes the benefit of HHS grants received

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

CEO Remarks

“We are pleased to deliver third quarter growth consistent with our expectations. Our diverse portfolio demonstrated strong performance across business lines. Notably, our SHOP same-store communities grew cash NOI 13% year-over-year, benefitting from outstanding demand and pricing power,” said Debra A. Cafaro, Ventas Chairman and CEO.

“In the fourth quarter, we expect accelerating year-over-year same-store SHOP cash NOI growth of 15% to 21% and positive contributions from all other segments amidst a continuing dynamic macroeconomic environment. The Ventas balance sheet is well positioned with an outstanding 2023 maturity profile. Although we do expect to experience the effects of higher interest rates, we believe Ventas has an advantaged position with demographically driven sustainable demand and an experienced team focused on value creation for shareholders,” Cafaro concluded.

Third Quarter 2022 Enterprise Results

For the third quarter 2022, reported per share results were:

	Quarter Ended September 30,
	2022	2021	$ Change	% Change
Attributable Net Income	$0.00	$0.16	($0.16)	n/a
Nareit FFO*	$0.75	$0.58	$0.17	29.3%
Normalized FFO*	$0.76	$0.73	$0.03	4.1%

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

  The above earnings measures include a $20 million ($0.05 per share) benefit from HHS grants received in the third quarter of 2022 and a $15 million ($0.04 per share) benefit from a prepayment premium received on the Ardent senior notes in the third quarter of 2021.

Third Quarter 2022 Property Results

	3Q22 (Quarterly Pools) Year-Over-Year Same-Store Cash NOI* Change
Business Segment	Properties	% Change
SHOP**	320	13.0%
Office	332	3.0%
Triple-Net	330	(0.1%)
Total Company	982	4.8%

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.
** Excludes HHS grants.

SHOP Portfolio (36% of Total Portfolio)

SHOP year-over-year same-store (320 assets) cash NOI increased by 13% in the third quarter of 2022 and was driven primarily by growth in the U.S., which increased 17% versus the third quarter of 2021.* Excluding HHS grants:

  Same-store SHOP revenue in the third quarter grew ahead of expectations, increasing nearly 9% year-over-year due to continued acceleration in RevPOR growth and positive trends in occupancy.
  Same-store RevPOR increased more than 5% versus the prior year, demonstrating strong pricing power with robust increases in care pricing and move-in rates. Portfolio re-leasing spreads on rental rates showed continuing momentum and turned positive in the third quarter.
  Same-store average occupancy grew year-over-year by 260 basis points to 84.7% in the third quarter of 2022. Robust demand led to net move-ins in the 2022 key selling season that significantly exceeded pre-pandemic experience, with U.S. move-ins at 107% of 2019 levels in the third quarter.
  Operating expenses remained elevated as contemplated in the Company’s guidance for the third quarter. Year-over-year same-store operating expenses grew approximately 8%, driven primarily by occupancy growth and continued macro inflationary impacts throughout the quarter on labor, utilities, repair and maintenance and food costs.
  SHOP NOI margin expanded 90 basis points in the third quarter due to stronger than expected revenue growth that outpaced continued elevated expense pressures.

* The SHOP portfolio is comprised of investments in the United States and in Canada. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for a reconciliation of same-store cash NOI for the SHOP segment to the most directly comparable GAAP measure.

Office Portfolio (30% of Total Portfolio)

  Office year-over-year same-store cash NOI increased by 3%, above the high end of the Company’s guidance range, driven by strong performance in Medical Office Buildings including 90 basis points of occupancy gains, high tenant retention and favorable expense controls.

Triple-Net Portfolio (31% of Total Portfolio)

  Triple-Net year-over-year same-store cash NOI decreased by (0.1%), which was on the favorable end of the Company’s guidance range.

Select Investment Activity

Ventas continues to allocate capital to its priority focus areas of senior housing and life science, research & innovation (“R&I”). Within the company’s advantaged university-based R&I platform, Ventas has $2.3 billion of life science, R&I developments recently delivered and in progress. These development projects demonstrate Ventas’s ability to capitalize on strong relationships with the nation’s leaders in research, medicine and higher education to execute high-quality, large-scale transactions. Recently:

  Ventas delivered the core and shell of the new state-of-the-art 400k square foot lab building in Philadelphia’s premier life science ecosystem at One uCity Square. The building is currently over 90% leased and committed to leading gene and cell therapy companies and the University of Pennsylvania.
  Ventas, together with its JV partners, commenced a 255k square foot lab building to be anchored by the University of Maryland, Baltimore (“UMB”) in the University of Maryland’s 14-acre BioPark research campus. The Maryland BioHealth Capital Region ranks among the top life science markets and has the nation’s most favorable ratio of current life science tenant demand to under construction lab space. UMB is a premier public research university that is part of the University of Maryland system (rated AA+ and ranked in the top 10 public universities nationwide for research spend). The project has a projected completion date in 2024 and is expected to achieve a stabilized cash yield approximating 7.5% on estimated project costs of approximately $160 million.

Financial Strength and Flexibility

  Financial strength and flexibility has been a top priority for Ventas for over 20 years. Several actions taken during 2021 enhanced balance sheet liquidity and extended debt maturities at historically low fixed rates, contributing to Ventas’s strong financial position.
    Key financial statistics at quarter-end include:
      $2.5 billion quarter-end liquidity, with consolidated debt maturities and scheduled principal amortization limited to approximately $500 million in 2023
      Net Debt to Adjusted Pro Forma EBITDA improved by 40 basis points versus the second quarter 2022, reaching 6.9x
      89% of consolidated debt outstanding is at fixed rates
      Total Indebtedness / Gross Asset Value is 36%

Corporate Governance and ESG Leadership

  Ventas appointed Sumit Roy, CEO of Realty Income Corporation, as an independent member of the Ventas Board of Directors, effective October 1, 2022. Mr. Roy is a highly accomplished executive with deep industry knowledge and capital allocation expertise and a complementary skillset that aligns with Ventas’s strategic vision. Mr. Roy serves on the Investment Committee of the Ventas Board.
  Ventas continues to earn recognition for its industry-leading commitment to ESG:
    Named 2022 GRESB Global Listed Sector Leader for Healthcare and earned a 4 Star Rating for the 10th consecutive year
    Scored in the 98th percentile of real estate companies in 2022 S&P Global Corporate Sustainability Assessment (CSA) and is included in the World and North America Dow Jones Sustainability Indices (DJSI)
    Achieved LEED Gold Certification for Medical Park Tower redevelopment in Austin, TX and new development at The Assembly in Pittsburgh, PA

Fourth Quarter 2022 Guidance

The Company currently expects to report fourth quarter 2022 Attributable Net Income to Common Stockholders, Nareit FFO and Normalized FFO per share and same-store cash NOI growth within the following ranges:

	4Q22 Guidance
	Per Share
	Low		High
Attributable Net Income	$0.06	–	$0.12
Nareit FFO*	$0.75	–	$0.81
Normalized FFO*	$0.68	–	$0.74

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

	4Q22 Guidance: Same-Store Cash NOI* Growth
	(vs. 4Q21, Quarterly Pools)
	Percentage Change
Business Segment	Low		High
SHOP	15.0%	–	21.0%
Office	2.5%	–	3.5%
Triple-Net	1.25%	–	2.25%
Total Company	6.0%	–	9.0%

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Key assumptions underlying the fourth quarter 2022 guidance include:

  SHOP: SHOP same-store cash NOI is expected to grow in the range of 15% to 21% year-over-year. Ventas anticipates year-over-year revenue growth of approximately 8% at the midpoint of the same-store cash NOI guidance range, driven by continued strong rate growth and occupancy growth of 100 to 150 basis points. Year-over-year revenue growth is expected to be partially mitigated by continued broad inflationary expense pressure.
  Office: Same-store cash NOI growth year-over-year is expected to be driven by occupancy growth, contractual escalators and favorable expense controls.
  Triple-Net: Same-store cash NOI growth is expected to be driven by contractual escalators.
  Interest Rates and Foreign Exchange: Rising interest rates on floating rate debt and a strengthening U.S. dollar are expected to reduce Normalized FFO by ($0.02) per share in the fourth quarter versus the third quarter 2022.
  VIM: The Company is expected to earn its first promote revenue from its third-party institutional capital management business (VIM), approximating $0.01 per share in the fourth quarter.
  General and Administrative Expenses: The Normalized FFO impact of fourth quarter general and administrative expenses is expected to range from approximately $36 million to $38 million.
  Transactions: The guidance does not assume any new or unannounced material acquisitions or capital markets activities.
  HHS Grants: The Company does not expect to receive any HHS grants in the fourth quarter. Ventas has received the benefit of $54 million or $0.13 per share of HHS grants year-to-date through the third quarter of 2022 on behalf of the assisted living communities in its SHOP segment to partially mitigate losses attributable to COVID-19.
  The guidance assumes no material changes in the impact of COVID-19 on the Company’s business. The trajectory and future impact of COVID-19 on various aspects of the business remain highly uncertain and may change rapidly.

Please see below for further discussion and our definitions of non-GAAP measures along with reconciliations to the most directly comparable GAAP measure. Ventas will provide additional detail regarding its fourth quarter outlook and assumptions on the third quarter 2022 conference call.

Investor Presentation

A third quarter business update presentation is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its third quarter 2022 supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, our website, including the information contained in the aforementioned presentation and supplemental, is not incorporated by any reference into, and is not part of, this document.

Third Quarter 2022 Results Conference Call

Ventas will hold a conference call to discuss this earnings release on Friday, November 4, 2022 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (888) 330-3576 (or +1 (646) 960-0672 for international callers), and the participant passcode is 7655497. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (800) 770-2030 (or +1 (647) 362-9199 for international callers), passcode 7655497, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas Inc., an S&P 500 company, operates at the intersection of two large and dynamic industries – healthcare and real estate. Fueled by powerful demographic demand from growth in the aging population, Ventas owns a diversified portfolio of over 1,200 properties in the United States, Canada, and the United Kingdom. Ventas uses the power of its capital to unlock the value of senior living communities; life science, research & innovation properties; medical office & outpatient facilities, hospitals and other healthcare real estate. A globally-recognized real estate investment trust, Ventas follows a successful long-term strategy, proven over more than 20 years, built on diversification of property types, capital sources and industry leading partners, financial strength and flexibility, consistent and reliable growth and industry leading ESG achievements, managed by a collaborative and experienced team dedicated to its stakeholders.

Non-GAAP Financial Measures

This press release includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance, as alternatives to cash flow from operating activities (determined in accordance with GAAP), or as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information and number of confirmed cases of COVID-19, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. You are urged to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the sections titled “Cautionary Statements — Summary Risk Factors,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021 and “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic and its extended consequences, including of any variants, on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures; (b) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our acquisitions and investments, including our acquisition of New Senior Investment Group Inc.; (c) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (d) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs and uninsured liabilities; (e) the impact of market and general economic conditions, including economic and financial market events, inflation, changes in interest rates and exchange rates, supply chain pressures, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public capital markets; (f) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (g) the risk of bankruptcy, insolvency or financial deterioration of our tenants, managers, borrowers and other obligors which may, among other things, have an adverse impact on our financial results and result in recognition of impairments in our reserves, allowances or credit losses in connection therewith and the risk of our ability to foreclose successfully on the collateral securing our loans and other investments in the event of a borrower default; (h) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests; (i) risks related to development, redevelopment and construction projects, including costs associated with inflation, rising interest rates, labor conditions and supply chain pressures; (j) our ability to attract and retain talented employees; (k) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply; (l) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (m) increases in our borrowing costs as a result of becoming more leveraged, rising interest rates and the phasing out of LIBOR rates; (n) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (o) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (p) the adequacy of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (q) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (r) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; (s) disruptions to the management and operations of our business and the uncertainties caused by activist investors; and (t) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts; dollars in USD; unaudited)

	September 30,	December 31,
	2022	2021
Assets
Real estate investments:
Land and improvements	$2,421,114	$2,432,065
Buildings and improvements	25,975,744	25,778,490
Construction in progress	258,281	269,315
Acquired lease intangibles	1,341,483	1,369,747
Operating lease assets	312,902	317,858
	30,309,524	30,167,475
Accumulated depreciation and amortization	(9,031,591)	(8,350,637)
Net real estate property	21,277,933	21,816,838
Secured loans receivable and investments, net	529,317	530,126
Investments in unconsolidated real estate entities	547,766	523,465
Net real estate investments	22,355,016	22,870,429
Cash and cash equivalents	145,146	149,725
Escrow deposits and restricted cash	50,492	46,872
Goodwill	1,043,289	1,046,140
Assets held for sale	99,450	28,399
Deferred income tax assets, net	13,614	11,152
Other assets	593,404	565,069
Total assets	$24,300,411	$24,717,786
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$12,210,984	$12,027,544
Accrued interest	92,663	106,602
Operating lease liabilities	191,880	197,234
Accounts payable and other liabilities	1,063,969	1,090,254
Liabilities related to assets held for sale	9,491	10,850
Deferred income tax liabilities	40,717	59,259
Total liabilities	13,609,704	13,491,743
Redeemable OP unitholder and noncontrolling interests	258,795	280,283
Commitments and contingencies
Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—
Common stock, $0.25 par value; 600,000 shares authorized, 399,725 and 399,420 shares issued at September 30, 2022 and December 31, 2021, respectively	99,914	99,838
Capital in excess of par value	15,533,203	15,498,956
Accumulated other comprehensive loss	(47,309)	(64,520)
Retained earnings (deficit)	(5,223,902)	(4,679,889)
Treasury stock, 10 and 0 shares issued at September 30, 2022 and December 31, 2021, respectively	(547)	—
Total Ventas stockholders’ equity	10,361,359	10,854,385
Noncontrolling interests	70,553	91,375
Total equity	10,431,912	10,945,760
Total liabilities and equity	$24,300,411	$24,717,786

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD; unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Rental income:
Triple-net leased	$150,115	$181,379	$451,073	$500,487
Office	200,867	201,673	600,648	599,516
	350,982	383,052	1,051,721	1,100,003
Resident fees and services	668,583	558,039	1,977,760	1,622,641
Office building and other services revenue	4,550	5,841	12,825	16,172
Income from loans and investments	12,672	28,729	33,271	65,404
Interest and other income	489	417	2,191	1,343
Total revenues	1,037,276	976,078	3,077,768	2,805,563
Expenses
Interest	119,413	108,816	344,158	329,634
Depreciation and amortization	301,481	313,596	873,620	878,444
Property-level operating expenses:
Senior housing	499,972	453,659	1,482,948	1,296,301
Office	66,098	66,401	192,609	195,297
Triple-net leased	3,756	3,268	11,349	12,525
	569,826	523,328	1,686,906	1,504,123
Office building and other services costs	1,750	522	4,473	1,798
General, administrative and professional fees	35,421	30,259	111,334	101,156
Loss on extinguishment of debt, net	574	29,792	581	56,808
Transaction expenses and deal costs	4,782	22,662	37,852	28,000
Allowance on loans receivable and investments	(63)	(60)	(179)	(9,021)
Other	9,162	33,673	30,088	10,755
Total expenses	1,042,346	1,062,588	3,088,833	2,901,697
Loss before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	(5,070)	(86,510)	(11,065)	(96,134)
Income (loss) from unconsolidated entities	1,970	2,772	(3,346)	7,289
Gain on real estate dispositions	136	150,292	2,557	194,083
Income tax benefit (expense)	6,027	(3,780)	14,307	(9,574)
Income from continuing operations	3,063	62,774	2,453	95,664
Net income	3,063	62,774	2,453	95,664
Net income attributable to noncontrolling interests	1,807	2,094	4,881	5,802
Net income (loss) attributable to common stockholders	$1,256	$60,680	$(2,428)	$89,862
Earnings per common share
Basic:
Income from continuing operations	$0.01	$0.16	$0.01	$0.25
Net income (loss) attributable to common stockholders	0.00	0.16	(0.01)	0.24
Diluted:[1]
Income from continuing operations	$0.01	$0.16	$0.01	$0.25
Net income (loss) attributable to common stockholders	0.00	0.16	(0.01)	0.24
Weighted average shares used in computing earnings per common share
Basic	399,646	381,996	399,513	377,271
Diluted	403,543	385,523	403,431	380,643
[1]	Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations Attributable to Common Stockholders (FFO)
(In thousands, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

			Q3 YoY
	2022	2021	Change
	Q3	Q3	’22-’21
Net income attributable to common stockholders	$1,256	$60,680	(98%)
Net income attributable to common stockholders per share [1]	$0.00	$0.16	(100%)
Adjustments:
Depreciation and amortization on real estate assets	300,796	312,524
Depreciation on real estate assets related to noncontrolling interests	(4,315)	(4,641)
Depreciation on real estate assets related to unconsolidated entities	8,980	4,474
Gain on real estate dispositions	(136)	(150,292)
Loss on real estate dispositions related to noncontrolling interests	21	232
Gain on real estate dispositions and other related to unconsolidated entities	(2,388)	—
Subtotal: Nareit FFO adjustments	302,958	162,297
Subtotal: Nareit FFO adjustments per share	$0.75	$0.42
Nareit FFO attributable to common stockholders	$304,214	$222,977	36%
Nareit FFO attributable to common stockholders per share	$0.75	$0.58	29%

Adjustments:
Change in fair value of financial instruments	415	25,451
Non-cash income tax (benefit) expense	(5,777)	2,146
Loss on extinguishment of debt, net of noncontrolling interests and including Ventas’ share attributable to unconsolidated entities	574	34,654
Gain on transactions related to unconsolidated entities	—	(8,808)
Transaction expenses and deal costs, net of noncontrolling interests and including Ventas’ share attributable to unconsolidated entities	6,551	25,531
Amortization of other intangibles including Ventas’ share attributable to unconsolidated entities	268	(22,085)
Other items related to unconsolidated entities	170	987
Non-cash impact of changes to equity plan	(2,565)	(2,359)
Materially disruptive events, net including Ventas’ share attributable to unconsolidated entities	1,982	1,552
Allowance on loan investments, net of noncontrolling interests	(61)	(58)
Subtotal: Normalized FFO adjustments	1,557	57,011
Subtotal: Normalized FFO adjustments per share	$0.00	$0.15
Normalized FFO attributable to common stockholders	$305,771	$279,988	9%
Normalized FFO attributable to common stockholders per share	$0.76	$0.73	4%
Weighted average diluted shares	403,543	385,523
[1]	Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Nareit FFO and Normalized FFO to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers Nareit FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), Nareit FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies across periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of Nareit FFO and Normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

Nareit Funds from Operations Attributable to Common Stockholders (“Nareit FFO”)

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Adjustments for unconsolidated entities and noncontrolling interests will be calculated to reflect FFO on the same basis.

Normalized FFO

The Company defines Normalized FFO as Nareit FFO excluding the following income and expense items, without duplication: (a) transaction expenses and deal costs, including transaction, integration and severance-related costs and expenses, and amortization of intangibles, in each case net of noncontrolling interests’ share of these items and including Ventas’ share of these items from unconsolidated entities; (b) the impact of expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to leases; (d) the financial impact of contingent consideration; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other items related to unconsolidated entities; (g) net expenses or recoveries related to materially disruptive events; and (h) other items set forth in the Normalized FFO reconciliation included herein.

Nareit FFO and Normalized FFO presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Nareit FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Nareit FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Fourth Quarter 2022 Guidance[1] Net Income and FFO Attributable to Common Stockholders
(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	Q4 2022		Q4 2022 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$22	$48	$0.06	$0.12

Depreciation and amortization adjustments	280	279	0.69	0.69
Gain on real estate dispositions	—	—	0.00	0.00
Other adjustments[2]	—	—	0.00	0.00

Nareit FFO attributable to common stockholders	$302	$327	$0.75	$0.81

Other adjustments[2]	(28)	(28)	(0.07)	(0.07)

Normalized FFO attributable to common stockholders	$274	$299	$0.68	$0.74
% Year-over-year growth			(7%)	1%

Weighted average diluted shares (in millions)	404	404
[1]	Per share amounts may not add to total per share amounts due to changes in the Company's weighted average diluted share count, if any. Same-store Cash NOI is at constant currency.
[2]	Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO).”

NON-GAAP FINANCIAL MEASURES RECONCILIATION Third Quarter 2022 Same-Store Cash NOI by Segment (Dollars in thousands USD, unless otherwise noted; totals may not sum due to rounding; unaudited)

	For the Three Months Ended September 30, 2022
	SHOP	Office	Triple-Net	Non-Segment	Total
Net income attributable to common stockholders					$1,256
Adjustments:
Interest and other income					(489)
Interest expense					119,413
Depreciation and amortization					301,481
General, administrative and professional fees					35,421
Loss on extinguishment of debt, net					574
Transaction expenses and deal costs					4,782
Allowance on loans receivable and investments					(63)
Other					9,162
Income from unconsolidated entities					(1,970)
Gain on real estate dispositions					(136)
Income tax benefit					(6,027)
Net income attributable to noncontrolling interests					1,807
NOI	$168,611	$135,316	$146,359	$14,925	$465,211
Adjustments:
Straight-lining of rental income	—	(1,927)	(645)	—	(2,572)
Non-cash rental income	—	(2,631)	(12,353)	—	(14,984)
NOI not included in cash NOI[1]	144	(222)	(1,974)	—	(2,052)
Non-segment NOI	—	—	—	(14,925)	(14,925)
HHS grants received	(20,249)	—	—	—	(20,249)
Cash NOI	$148,506	$130,536	$131,387	$—	$410,429
Adjustments:
Cash NOI not included in same-store	(30,411)	(6,588)	—	—	(36,999)
Same-store Cash NOI - constant currency	$118,095	$123,948	$131,387	$—	$373,430
Percentage increase (decrease) - constant currency	13.0%	3.0%	(0.1%)		4.8%

	For the Three Months Ended September 30, 2021
	SHOP	Office	Triple-Net	Non-Segment	Total
Net income attributable to common stockholders					$60,680
Adjustments:
Interest and other income					(417)
Interest expense					108,816
Depreciation and amortization					313,596
General, administrative and professional fees					30,259
Loss on extinguishment of debt, net					29,792
Transaction expenses and deal costs					22,662
Allowance on loans receivable and investments					(60)
Other					33,673
Income from unconsolidated entities					(2,772)
Gain on real estate dispositions					(150,292)
Income tax expense					3,780
Net income attributable to noncontrolling interests					2,094
NOI	$104,380	$137,622	$178,111	$31,698	$451,811
Adjustments:
Straight-lining of rental income	—	(1,713)	(1,854)	—	(3,567)
Non-cash rental income	—	(5,491)	(11,713)	—	(17,204)
Non-cash impact of lease termination	—	—	(22,309)	—	(22,309)
NOI not included in cash NOI[1]	312	(6,825)	(9,757)	—	(16,270)
Non-segment NOI	—	—	—	(31,698)	(31,698)
NOI impact from change in FX	(1,519)	—	(998)	—	(2,517)
Cash NOI	$103,173	$123,593	$131,480	$—	$358,246
Adjustments:
Cash NOI not included in same-store	1,304	(3,203)	—	—	(1,899)
NOI impact from change in FX not in same-store	37	—	—	—	37
Same-store Cash NOI - constant currency	$104,514	$120,390	$131,480	$—	$356,384
[1]	Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

NON-GAAP FINANCIAL MEASURES RECONCILIATION Net Debt to Adjusted Pro Forma EBITDA (Dollars in thousands USD; totals may not sum due to rounding; unaudited)

For the Three Months Ended September 30, 2022
Net income attributable to common stockholders	$1,256
Adjustments:
Interest	119,413
Loss on extinguishment of debt, net	574
Taxes (including tax amounts in general, administrative and professional fees)	(5,067)
Depreciation and amortization	301,481
Non-cash stock-based compensation expense	6,185
Transaction expenses and deal costs	4,782
Net income attributable to noncontrolling interests, adjusted for partners’ share of consolidated entity EBITDA	(5,014)
Loss from unconsolidated entities, adjusted for Ventas’ share of EBITDA from unconsolidated entities	18,664
Gain on real estate dispositions	(136)
Unrealized foreign currency loss	416
Change in fair value of financial instruments	1,419
Materially disruptive events, net	1,966
Allowance on loan investments, net of noncontrolling interests	(61)
Adjusted EBITDA	$445,878
Adjustment for current period activity	(1,307)
Adjusted Pro Forma EBITDA	$444,571

Adjusted Pro Forma EBITDA annualized	$1,778,284

Total debt	$12,210,984
Cash	(145,146)
Restricted cash pertaining to debt	(26,401)
Partners’ share of consolidated debt	(274,203)
Ventas’ share of unconsolidated debt	431,810
Net debt	$12,197,044

Net debt to Adjusted Pro Forma EBITDA	6.9 x

The Company believes that Net debt, Adjusted Pro Forma EBITDA and Net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

Adjusted EBITDA

The Company defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances), excluding (a) gains or losses on extinguishment of debt; (b) noncontrolling interests’ share of adjusted EBITDA; (c) transaction expenses and deal costs; (d) net gains or losses on real estate activity; (e) gains or losses on re-measurement of equity interest upon acquisition; (f) changes in the fair value of financial instruments; (g) unrealized foreign currency gains or losses; (h) net expenses or recoveries related to materially disruptive events; and (i) non-cash charges related to leases, and including (x) Ventas’ share of adjusted EBITDA from unconsolidated entities and (y) the impact of other items set forth in the Adjusted EBITDA reconciliation included herein.

Adjusted Pro Forma EBITDA

Adjusted Pro Forma EBITDA considers the pro forma effect on Adjusted EBITDA of transactions and events that were completed during the period, as if the transaction or event had been consummated at the beginning of the relevant period and considers any other incremental items set forth in the Adjusted Pro Forma EBITDA reconciliation included herein.

The Company considers NOI and Cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis.

NOI

The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building and other services costs.

Cash NOI

The Company defines Cash NOI as NOI for its reportable business segments (i.e., SHOP, Office and Triple-Net), determined on a Constant Currency basis, excluding the impact of, without duplication (i) non-cash items such as straight-line rent and the amortization of lease intangibles, (ii) sold assets, assets held for sale, development properties not yet operational and land parcels and (iii) other items set forth in the Cash NOI reconciliation included herein. In certain cases, results may be adjusted to reflect the receipt of cash payments, fees, and other consideration that is not fully recognized as NOI in the period.

Same-store

The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its segment performance. Newly acquired development properties and recently developed or redeveloped properties in the Company’s SHOP reportable business segment will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the office operations and triple-net leased properties reportable business segments will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. SHOP and triple-net leased properties that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by materially disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a materially disruptive redevelopment; (iv) for the office operations and triple-net leased properties reportable business segments, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase NOI, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for SHOP and triple-net leased properties reportable business segments, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

Constant Currency

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

NON-GAAP FINANCIAL MEASURES RECONCILIATION Same-Store Cash NOI Guidance by Segment[1,2] (Dollars in millions USD, unless otherwise noted; totals may not sum due to rounding; unaudited)

	For the Three Months Ended December 31, 2022
	SHOP	Office	Triple-Net	Non-Segment	Total
High End
Net income attributable to common stockholders					$48
Depreciation and amortization[3]					280
Interest expense, G&A, other income and expenses[4]					134
NOI	$156	$135	$144	$26	461
Non-cash and non-same-store adjustments	(3)	(11)	(15)	(26)	(55)
Same-store Cash NOI	$153	$124	$129	$—	$406
Percentage increase	21.0%	3.5%	2.25%	NM	9.0%

Low End
Net income attributable to common stockholders					$22
Depreciation and amortization[3]					281
Interest expense, G&A, other income and expenses[4]					137
NOI	$146	$133	$143	$18	440
Non-cash and non-same-store adjustments	(1)	(10)	(15)	(18)	(44)
Same-store Cash NOI	$145	$123	$128	$—	$396
Percentage increase	15.0%	2.5%	1.25%	NM	6.0%

	For the Three Months Ended December 31, 2021
	SHOP	Office	Triple-Net	Non-Segment	Total
Prior Year
Net loss attributable to common stockholders					$(41)
Depreciation and amortization[3]					319
Interest expense, G&A, other income and expenses[4]					148
NOI	$132	$134	$151	$10	426
HHS grants received	(2)	—	—	—	(2)
Non-cash and non-same-store adjustments	(1)	(14)	(23)	(10)	(48)
NOI impact from change in FX	(3)	—	(1)	—	(4)
Same-store Cash NOI	$126	$120	$126	$—	$372

	4Q22
GBP (£) to USD ($)	1.13
USD ($) to CAD (C$)	1.36
[1]	See table titled “Third Quarter 2022 Same-Store Cash NOI by Segment” for a detailed breakout of adjustments for each respective category.
[2]	Total may not sum across due to minor corporate-level adjustments.
[3]	Includes real estate depreciation and amortization, corporate depreciation and amortization and amortization of other intangibles.
[4]

Includes interest expense, general, administrative and professional fees (including stock-based compensation), loss (gain) on extinguishment of debt, transaction expenses and deal costs, loss (income) from unconsolidated entities, income tax (expense) benefit and other income and expenses.

Contacts

BJ Grant
(877) 4-VENTAS